Exhibit 4.34

Execution Version

FIRST AMENDMENT TO THE LOAN AGREEMENT

This First Amendment, dated as of December 30, 2025 (this “Amendment”), to that certain Loan Agreement, dated as of May 15, 2023, by and among Ecopetrol S.A., as borrower (the “Borrower”), MUFG Bank, Ltd., as administrative agent (the “Administrative Agent”), and the lenders party thereto from time to time (the “Lenders”) (the “Loan Agreement”).

RECITALS:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are party to the Loan Agreement, which was entered into pursuant to the authorization issued by the Ministry of Finance by means of Resolution 1114 of May 10, 2023.

WHEREAS, the Borrower and the Lenders have agreed to the amendments, as more particularly described and on the terms and conditions set forth herein; and

WHEREAS, the Borrower has obtained all required approvals to enter into this Amendment, which constitutes a liability transaction pursuant to article 2.2.1.1.2 of Decree 1068 of 2015, including the approval from General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, as required pursuant to Colombian public indebtedness regulations, as established, among others, in article 2.2.1.4.2 of Decree 1068 of 2015 (as amended, modified or supplemented form time to time), through Resolution No. 3391 dated December 23, 2025.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following shall be effective:

Section 1.Amendments.

Section 1.01Amendment. The Borrower and each of the Lenders hereby agree that, as of the Amendment Effective Date (as defined below):

(a)	The definition of “Applicable Margin” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

““Applicable Margin” means 3.00% per annum.”

(b)	The definition of “Maturity Date” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

““Maturity Date” means February 27, 2031, provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.”

Section 1.02Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in writing by each Lender):

(a)

each of the Lenders, the Borrower and the Administrative Agent shall have received (i) counterparts of this Amendment duly executed and delivered by or on behalf of each of the other parties hereto, and (ii) counterparts of that certain Amendment Fee Letter, dated as of the

Amendment Effective Date, executed by the Borrower and the Lenders (the “Amendment Fee Letter”);

(b)	the representations and undertakings by Borrower in Section 2.01 hereto shall be true, correct and completed on and as of the Amendment Effective Date (attaching evidence thereof);
(c)

the Borrower shall have delivered to each Lender (i) a duly executed new Note in favor of such Lender, substantially in the form of Annex A hereto, and (ii) a duly executed new Instructions Letter substantially in the form of Annex B hereto, in exchange for the existing Note of each Lender, together with its corresponding Instructions Letter; and

(d)

the Administrative Agent and the Lenders shall have received payment of all fees and expenses required to be paid on the Amendment Effective Date under this Amendment, the Amendment Fee Letter or the other Loan Documents to the extent invoiced to the Borrower prior to the Amendment Effective Date.

Section 2.Miscellaneous.

Section 2.01Governmental Approvals and Registrations; Representations and Warranties.

(a)

The Borrower represents and warrants, as of the Amendment Effective Date, that: (i) the Borrower has obtained all required consents, permits, authorizations and approvals by any Governmental Authority that are necessary for the validity, binding effect and enforceability of the Amendment, which constitutes a liability transaction pursuant to article 2.2.1.1.2 of Decree 1068 of 2015, including the approval of this Amendment by the Ministry of Finance through Resolution No. 3391 and dated December 23, 2025; (ii) the representations and warranties made by the Borrower in Section 6 of the Loan Agreement are true and correct in all material respects on and as of the Amendment Effective Date both before and immediately after giving pro forma effect to the transactions contemplated by this Amendment other than any such representations or warranties that, by their terms, refer to a specific date other than the Amendment Effective Date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date; provided that representations and warranties qualified as to materiality are true and correct on and as of such date; and (iii) no Event of Default exists immediately prior to or immediately after giving pro forma effect to the transactions contemplated by this Amendment.

(b)

The Borrower shall make all public filings required by law in connection with the execution of this Amendment, including any requirements to publish this Amendment in the Sistema Electrónico para la Contratación Pública – SECOP, in the Ministry of Finance’s Database, and the National Comptroller’s Office (Contraloría General de la República).

Section 2.02Survival. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms, unmodified hereby. In the event of any conflict between the terms, provisions, covenants, representations and warranties and conditions of this Amendment, on the one hand, and the Loan Agreement or any other applicable Loan Document, on the other hand, this Amendment shall control.

Section 2.03Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the

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remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.

Section 2.04Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to, this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the jurisdiction that governs the Loan Agreement in accordance with the terms thereof.

Section 2.05Entire Agreement; Capitalized Terms. This Amendment, the Loan Agreement (as amended hereby, the “Amended Loan Agreement”), and the other applicable Loan Documents constitute the entire agreement among the parties to the Loan Agreement and such other applicable Loan Document with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Section 2.06Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Loan Agreement and each other applicable Loan Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.

Section 2.07Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Loan Agreement.

Section 2.08Electronic Execution. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 2.09Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 2.10Reference to and Effect on the Loan Agreement and the other Loan Documents. On and after the Amendment Effective Date, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the “Loan Agreement” in any other Loan Document shall be deemed a reference to the Amended Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect (with the same priority, as applicable) and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or any other party under, the Amended Loan Agreement, any other Loan Document or otherwise. This Amendment shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

ECOPETROL S.A.,
as Borrower

By:	/s/ Alfonso Camilo Barco Muñoz
Name: Alfonso Camilo Barco Muñoz
Title: Chief Financial and Sustainable Officer

[Signature Page to First Amendment to the Loan Agreement (Ecopetrol S.A.)]

MUFG BANK, LTD.,
as Administrative Agent

By:	/s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory

[Signature Page to First Amendment to the Loan Agreement (Ecopetrol S.A.)]

BANCO BILBAO VIZCAYA ARGENTARIA S.A.
NEW YORK BRANCH,
as Lender

By:	/s/ Luiz Ruigomez
Name: Luiz Ruigomez
Title: Head of Credit Risk Latam

By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

[Signature Page to First Amendment to the Loan Agreement (Ecopetrol S.A.)]

MUFG BANK, LTD.,
as Lender

By:	/s/ Miyuki Osaki
Name: Miyuki Osaki
Title: Authorized Signatory

[Signature Page to First Amendment to the Loan Agreement (Ecopetrol S.A.)]

ANNEX A

FORM OF PROMISSORY NOTE

FORM OF PROMISSORY NOTE[1] Blank Promissory Note No. 01	FORMATO DE PAGARÉ Pagaré en Blanco No. 01

ECOPETROL S.A., corporation incorporated by public deed number 2931 of Notary Second issued on Bogota of July 7 of 2003, registered under the commercial registry under the registration number 1291197, identified with the tax identification number NIT 899.999.068-1, with full capacity to issue securities, and domiciled in Bogotá D.C. (hereinafter the “Borrower”), represented herein by the undersigned [●], of legal age, domiciled in Bogotá D.C., Colombia, identified with citizenship card number [●], issued in [●], [Bogotá], acting as Chief Executive Officer of Ecopetrol, as evidenced in the Certificado de Existencia y Representación Legal of the Borrower to execute this document, hereby promises to pay unconditionally and irrevocably, to [●] domiciled in [●] and its registered assigns (hereinafter the “Creditor”), or any holder in due course, on the date of expiration of this promissory note, the amounts indicated below:

ECOPETROL S.A., sociedad anónima constituida por escritura pública número 2931 de la Notaría Segunda de Bogotá otorgada el 07 de julio de 2003, inscrita en el registro mercantil bajo el Registro 1291197, identificada con NIT 899.999.068-1 y domiciliada en Bogotá D.C. (en adelante el “Deudor”), representada en este acto por el suscrito [●], mayor de edad, domiciliado en Bogotá D.C., Colombia, identificado con la cédula de ciudadanía número [●], expedida en [●], [Bogotá], actuando en calidad de Presidente de Ecopetrol, como consta en el Certificado de Existencia y Representación Legal del Deudor para suscribir el presente documento, declara que pagará de manera incondicional e irrevocable, a [●], con domicilio en [●] y sus cesionarios registrados (en adelante el “Acreedor”), o a cualquier tenedor legítimo, incluyendo el endosatario, en la fecha de vencimiento del presente pagaré, las sumas que se indican a continuación:

1.Amounts in U.S. Dollars:	1.Sumas en Dólares de los Estados Unidos de América:

1.1The amount of ______________________________________________________________________________________ United States dollars (USD$_________________________________) corresponding to the principal amount disbursed and due;

1.1La suma de ______________________________________________________________ dólares de los Estados Unidos de América (US$_________________________________) por concepto de capital desembolsado y adeudado a la fecha;

1.2The amount of _____________________________________________________________________________________ United States dollars (USD$_________________________________) corresponding to the interests accrued and due;

1.2La suma de ______________________________________________________________ dólares de los Estados Unidos de América (US$_________________________________) por concepto de intereses remuneratorios causados y pendientes de pago;

1.3The amount of ______________________________________________________________________________________ United States dollars	1.3La suma de _________________________________________________________________ dólares de los Estados Unidos de América (US$___________________________________) por concepto

1 English translation is for convenience. The Spanish version will be executed and delivered on the Initial Disbursement Date.

(USD$___________________________________) corresponding to default interests accrued and unpaid; and	de intereses de mora causados y pendientes de pago; y

1.4.The amount of ___________________________________________________________________________________________ United States dollars (USD$ _________________________________) corresponding to other guaranteed expenses and amounts accrued and due by the Borrower.

1.4La suma de ________________________________________________________________________ dólares de los Estados Unidos de América (US$_________________________________) por concepto de otros gastos y montos garantizados, causados y pendientes de pago a cargo del Deudor.

1.5.The maturity date of this Promissory Note is ________________________________ (the “Maturity Date”)	1.5La fecha de vencimiento de este Pagaré es: ___________________________________ (la “Fecha de Vencimiento”).
2.The amounts referred to under section 1 above shall bear interest as follows:	2.Las sumas indicadas en el numeral 1 anterior devengarán intereses así:
2.1The amount referred to under section 1.1 above shall bear default interests at the interest rate applicable to the loan plus two percent (2%) annually.	2.1La suma indicada en el numeral 1.1 anterior devengará intereses de mora a la tasa de interés anual remuneratoria aplicable al préstamo adicionada en dos por ciento (2%) anual.

2.2The amount referred to under section 1.2 above shall bear interests at the interest rate applicable to the loan plus two percent (2%) annually, from the date of the judicial lawsuit or agreement with the Borrower following maturity, subject to applicability of the rules set forth in Article 886 of the Commercial Code, it being understood that any outstanding interest obligations that remain unpaid for more than one (1) year may (upon the satisfaction of the rules set forth in Article 886 of the Commercial Code) be subject to interest on interest under Colombian law as currently in effect.

2.2La suma indicada bajo el numeral 1.2 devengará intereses de mora a la tasa de interés anual remuneratoria aplicable al préstamo adicionada en dos por ciento (2%) anual, desde la fecha de la demanda judicial o por acuerdo posterior al vencimiento con el Deudor, tomando en cuenta que cualquier obligación no satisfecha con respecto al pago de intereses debidos por más de un 1 año (sujeto a la satisfacción de las normas previstas en el artículo 886 del Código de Comercio) estarán sujetas al pago de interés sobre interés bajo la ley colombiana vigente.

3.All payments under this Promissory Note shall be made by the Borrower, in the city of New York, United States of America, in immediately available funds, tax-free, and without any deduction, withholding or set-off, on the Maturity Date.

3.Todos los pagos bajo el presente Pagaré deben ser realizados por el Deudor en la ciudad de Nueva York, Estados Unidos de América, en fondos inmediatamente disponibles, libres de impuestos, retenciones y sin deducción o compensación alguna en la Fecha de Vencimiento.

4.The Borrower expressly agrees that the obligations set forth under this Promissory Note correspond to foreign exchange operations and therefore shall be paid in United States Dollars.	4.El Deudor expresamente acepta que las obligaciones incorporadas en este Pagaré corresponden a operaciones cambiarias y, en consecuencia, serán pagadas en dólares de los Estados Unidos de América.
5.The Borrower, as borrower, irrevocably waives the presentation, protest, notice of default or any other notice, notification or additional	5.El Deudor, como deudor, renuncia irrevocablemente a la presentación, protesto, constitución en mora o cualquier otro tipo de aviso,

requirement of any kind, for the collection of this Promissory Note.	notificación o requisito adicional de cualquier naturaleza para el cobro de este Pagaré.
6.The Borrower agrees to pay all the costs, fees and expenses incurred to the collection or enforcement of this Promissory Note.	6.El Deudor, acepta que serán de su cargo los gastos y honorarios profesionales que se generen por la cobranza de este Pagaré.

7.The Borrower agrees to pay all the taxes that may be due under this Promissory Note, including, if applicable, the stamp duty, and entitles the Lender, if necessary, to pay them on behalf of the Borrower.

7.El Deudor acepta que serán de su cargo todos los impuestos que pueda causar el presente Pagaré, incluyendo, si resultare aplicable, el impuesto de timbre, quedando el Acreedor autorizado para pagarlos por cuenta del Deudor si fuere necesario.

8.The Borrower expressly agrees that in the event of extension, renewal or modification of its obligation under this Promissory Note, this security shall remain valid and in effect until the date agreed under such extension, renewal or modification.

8.El Deudor acepta expresamente que, en caso de prórroga, novación o modificación de la obligación a su cargo contenida en este Pagaré, el presente Pagaré continuará vigente hasta la fecha pactada en dicha prórroga, novación o modificación.

9.This Promissory Note shall be governed by and construed in accordance with the laws of the Republic of Colombia and the undersigned Borrower hereby agrees that the laws that govern its creation are the laws of the Republic of Colombia, place where this Promissory Note has been executed by the Borrower.

9. El presente Pagaré se encuentra regido por, y será interpretado de conformidad con, las leyes de la República de Colombia y el suscrito Deudor, expresamente declara y acuerda que las leyes que rigen su creación son las de las leyes de la República de Colombia, lugar donde ha sido firmado por el Deudor.

10.This Promissory Note can be enforced before the competent court in the Republic of Colombia.	10.El presente Pagaré podrá ser ejecutado ante los tribunales competentes en la República de Colombia.
The Borrower,	El Deudor,

ECOPETROL S.A.	ECOPETROL S.A.
By:	Por:

Name:	Nombre:
Identification:	Identificación:
Capacity:	Cargo:
Date: [insert city] [day], [month], [year]	Fecha: [Insertar ciudad] [Día], [Mes], [Año]

ANNEX B

FORM OF INSTRUCTIONS LETTER

INSTRUCTIONS LETTER	CARTA DE INSTRUCCIONES
Bogotá, [Date]	Bogotá, [Fecha]
Messrs.	Señores.
[●] and / or its assignee and successors.	[●] y/o sus cesionario y causahabientes
Reference: Instructions to complete the Promissory Note with Blank Spaces No. 01	Referencia: Instrucciones para diligenciar el Pagaré con Espacios en Blanco No. 01.

Dear Sirs:

ECOPETROL S.A., corporation incorporated by public deed number 2931 of Notary Second issued on Bogota of July 7 of 2003, registered under the commercial registry under the registration number 1291197, identified with the tax identification number NIT 899.999.068-1, and domiciled in Bogotá D.C. (hereinafter the “Borrower”), represented herein by the undersigned [●], of legal age, domiciled in Bogotá D.C., Colombia, identified with citizenship card number [●], issued in [●], [Bogotá], acting as Chief Executive Officer of Ecopetrol, as evidenced in the Certificado de Existencia y Representación Legal of the Borrower to execute this document, in accordance with article 622 of the Colombian Commercial Code, hereby imparts instructions and irrevocable and permanent powers to [●] and / or its successors or assignees (hereinafter the “Lender”) (in English the “Lender”), a foreign financial institution duly organized and existing under the laws of its country, acting in its capacity as Lender under the Loan Agreement (as defined below), to fill each and every one of the blank spaces left in the Promissory Note identified at the heading of this Instructions Letter (hereinafter the “Promissory Note”), in the event the obligations set forth under the Promissory Note become due and in accordance to the terms set forth below:

Estimados Señores:

ECOPETROL S.A., sociedad anónima constituida por escritura pública número 2931 de la Notaría Segunda de Bogotá otorgada el 07 de julio de 2003, inscrita en el registro mercantil bajo el Registro 1291197, identificada con NIT 899.999.068-1 y domiciliada en Bogotá D.C. (en adelante el “Deudor”), representada en este acto por el suscrito [●], mayor de edad, domiciliado en Bogotá D.C., Colombia, identificada con la cédula de ciudadanía número [●], expedida en [●], [Bogotá], actuando en calidad Presidente de Ecopetrol, como consta en el Certificado de Existencia y Representación Legal del Deudor para suscribir el presente documento, conforme al artículo 622 del Código de Comercio Colombiano, por medio de la presente carta imparte instrucciones y facultades irrevocables y permanentes a [●], con domicilio en [●], y/o sus cesionarios o causahabientes (en adelante el “Acreedor”) (en inglés el “Lender”), una entidad financiera extranjera debidamente constituida y actualmente existente bajo las leyes de su país, en su carácter de Acreedor bajo el Contrato de Crédito (tal y como se define más adelante), para llenar todos y cada uno de los espacios en blanco dejados en el Pagaré identificado en el encabezamiento de esta Carta de Instrucciones (en adelante, el “Pagaré”), cuando se hagan exigibles las obligaciones contenidas en dicho Pagaré en los términos que se indican a continuación:

BACKGROUND AND CAUSE.

On [●] 2023, the Borrower and the Lender executed the Loan Agreement (as amended, modified or supplemented from time to time, the “Loan Agreement”) whereby, the Lender agreed to lend, and the Borrower agreed to borrow [●]

1.ANTECEDENTES Y CAUSA.

El día [●]de [●] de 2023 el Acreedor y el Deudor suscribieron el Contrato de Crédito (según sea modificado, enmendado o complementado de tiempo en tiempo, el “Contrato de Crédito”) para entregar a título de mutuo o préstamo la suma de [●]

DOLLARS OF THE UNITED STATES OF AMERICA (USD$[●]) (hereinafter the “Term Loan”), payable on the maturity date set forth in the Loan Agreement. As a condition precedent to grant and disburse the Loan, it was agreed that the Borrower should have issued and delivered the Promissory Note whereby the Term Loan are evidenced.

DE DÓLARES DE LOS ESTADOS UNIDOS DE AMÉRICA (US$[●]) (en adelante el “Préstamo”), pagaderos en la fecha de vencimiento establecida en el Contrato de Crédito. Como condición para el otorgamiento y desembolso del Préstamo, se estableció que el Deudor debía haber otorgado y entregado el Pagaré mediante el cual se evidencia el Préstamo.

2.AUTHORIZATION TO FILL THE PROMISSORY NOTE.	2.AUTORIZACIÓN PARA LLENAR EL PAGARÉ.

Should (a) the Borrower fail in whole or in part to pay (i) any amount of principal on the date on which such payment is due under the Loan Agreement, (ii) any amount of interest within five (5) Business Days of the date on which such payment is due under the Loan Agreement or (iii) any fee or other amount (other than principal or interest) owing under a Loan Document within thirty (30) days of the earlier of the date the Borrower receives (x) the invoice or (y) a written demand from any Lender or the Administrative Agent, whichever occurs first, or (b) any other Events of Default (in English “Events of Default”) described therein leading to the acceleration of the amounts due and payable occur, and such amounts are not paid; the Lender or its assignees, endorsees or successors may fill in the blank spaces of the Promissory Note identified above, without prior notice, presentation, protest, notice of default or any other notice, notification or additional requirement of any nature, in accordance with this Instructions Letter.

En el evento en que (a) el Deudor incumpla en todo o en parte su obligación de pago de (i) cualquier monto de capital en las fechas previstas de conformidad con el Contrato de Crédito, (ii) cualquier monto de intereses dentro de los cinco (5) Días Hábiles a partir de las fechas previstas de conformidad con el Contrato de Crédito o (iii) cualquier honorario u otro monto (distinto de principal o intereses) debido bajo un Documento del Crédito dentro los treinta (30) días en que el Deudor reciba (x) la factura o (y) un requerimiento escrito de cualquier Acreedor o del Agente Administrativo, lo que ocurra primero, o (b) ocurra cualquier otro de los Eventos de Incumplimiento (en inglés “Events of Default”) allí descritos que conlleven al vencimiento anticipado de las sumas adeudadas y éstas no fueren pagadas; el Acreedor o sus cesionarios, endosatarios o causahabientes, podrá llenar los espacios en blanco del Pagaré arriba identificado, sin necesidad de previo aviso, presentación, protesto, constitución en mora, cualquier otro tipo de aviso, notificación o requisito adicional de cualquier naturaleza de conformidad con esta Carta de Instrucciones.

3.VALUE OR AMOUNT OF THE PROMISSORY NOTE.	3.VALOR O IMPORTE DEL TÍTULO.

The Borrower expressly and irrevocably authorizes that the Lender and / or its successors or assignees fill in the blank spaces of the Promissory Note mechanically (with a typewriter) or manually in accordance with the instructions below:

3.1The blank space included under Section 1.1. of the Promissory Note shall be completed with the outstanding amounts of principal (in letters and numbers) to the date in which the Promissory

El Deudor autoriza expresa e irrevocablemente que el Acreedor y/o sus sucesores o sus causahabientes llenen los espacios en blanco del Pagaré de manera mecánica (a máquina) o a mano de conformidad con las instrucciones que se indican a continuación:

3.1. El espacio en blanco identificado con el numeral 1.1. del Pagaré se llenará con las sumas de capital (en letras y números) que a la fecha en que el Pagaré sea llenado y que el Deudor adeude, en tal fecha, a favor del Acreedor por concepto del

Note is completed and that are due on such date by the Borrower to the Lender under the Loan (in English, the “Loan”), including amounts due and outstanding due to maturity or any acceleration in accordance to the Loan Agreement.

Préstamo (en inglés, el “Loan”), incluyendo las sumas adeudadas y pendientes de pago por virtud de vencimiento del plazo o cualquier aceleración de conformidad con el Contrato de Crédito.

3.2The blank spaces included in Section 1.2. of the Promissory Note shall be completed with the outstanding amounts of interest (in letters and numbers) calculated over the principal amount set forth under section 1.1 of the Promissory Note in accordance to the provisions set forth under the Loan Agreement. As set forth under the Promissory Note, interest referred to under section 1.2 of the Promissory Note shall bear default interest, it being understood that any outstanding interest obligations that remain unpaid for more than one (1) year may (upon the satisfaction of the rules set forth in Article 886 of the Commercial Code) be subject to interest on interest under Colombian law as currently in effect.

3.2.Los espacios en blanco incluidos en el numeral 1.2. del Pagaré se llenarán con las sumas devengadas por concepto de los intereses remuneratorios (en letras y números) calculados sobre el capital indicado en el numeral 1.1. del Pagaré de conformidad con lo previsto en el Contrato de Crédito. Tal como se indica en el Pagaré, los intereses remuneratorios indicados en el punto 1.2 del mismo causarán intereses de mora, tomando en cuenta que cualquier obligación no satisfecha con respecto al pago de intereses debidos por más de un 1 año (sujeto a la satisfacción de las normas previstas en el artículo 886 del Código de Comercio) estarán sujetas al pago de interés sobre interés bajo la ley colombiana vigente.

3.3The blank spaces included in Section 1.3. of the Promissory Note shall be completed with the outstanding amounts of the default interest (in letters and numbers) calculated over the principal amounts, interest payments and any other amounts due and outstanding, either due to maturity, acceleration or otherwise, in accordance with the provisions of the Loan Agreement.

3.3.Los espacios en blanco incluidos en el numeral 1.3. del Pagaré se llenarán con las sumas devengadas por concepto de los intereses moratorios (en letras y números) calculados sobre las cuotas de capital o de intereses o cualquier otro monto vencido y pendiente de pago, bien sea por cumplimiento del plazo, por aceleración o de cualquier otra forma, de conformidad con lo previsto en el Contrato de Crédito.

3.4The blank spaces included in Section 1.4. of the Promissory Note shall be completed with the amounts (in letters and numbers) of any sum owed by the Borrower to the Lender whether for fees, costs, expenses, taxes, breakage costs, indemnities or any other amounts owed by the Borrower to the Lender at the maturity date of the Promissory Note in accordance with the provisions of the Loan Agreement.

3.4Los espacios en blanco incluidos en el numeral 1.4. del Pagaré se llenarán con las sumas (en letras y números) adeudadas por el Deudor a favor del Acreedor por concepto de honorarios, costos, gastos, impuestos, costos de rompimiento de fondeo, indemnizaciones o cualquier otro concepto que el Deudor adeude al Acreedor en la fecha de vencimiento del Pagaré, de conformidad con el Contrato de Crédito.

4. MATURITY. The blank spaces included in Section 1.5. of the Promissory Note shall be completed with the date in which the Lender declares any obligation owed under the Promissory Note is overdue.

4.VENCIMIENTO.

Los espacios en blanco incluidos en el numeral 1.5. del Pagaré se llenarán con la fecha en la que el Acreedor declare que cualquiera de las obligaciones adeudadas en virtud del Pagaré se encuentra vencida.

5.DATE AND CITY OF ISSUANCE. The Lender is entitled to include as date and city of issuance the date and city in which it decides to fill or complete the Promissory Note.	5.FECHA Y CIUDAD DE EMISIÓN. El Acreedor está facultado para colocar como fecha y la ciudad de emisión el día y la ciudad en que se decida llenar o completar el Pagaré.
6.SUCCESSORS AND ASSIGNEES. Blanks spaces can be completed by the successors or assignees of the Loan in accordance with Section 11.03 of the Loan Agreement.	6.SUCESORES O CAUSAHABIENTES. Los espacios en blanco pueden ser llenados por los sucesores o causahabientes del Préstamo de conformidad con la Sección 11.03 del Contrato de Crédito.
The Promissory Note completed in accordance to the provisions set forth herein, shall be directly enforceable without any further requirements.	El Pagaré así llenado será exigible inmediatamente y prestará mérito ejecutivo sin más requisitos.
Sincerely,	Atentamente,

The Borrower,	El Deudor,

ECOPETROL S.A.	ECOPETROL S.A.
By:	Por:

Name:	Nombre:
Identification:	Identificación:
Capacity:	Cargo: